EXHIBIT 77Q3 TO FORM N-SAR

Registrant Name: Phoenix-Engemann Funds
File Number: 811-4506
Registrant CIK Number: 0000784880

Sub-Item 77Q3

(a) (i)	The registrant's principal executive officer and
principal financial officer have concluded, to the best of their knowledge and belief, and based on their evaluation of the registrant's disclosure controls and procedures as of a date within 90 days of the filing date of this report on Form N-SAR, that such procedures are effective to provide reasonable assurance that information required to be disclosed by the registrant in this report on Form N-SAR is recorded, processed, summarized, and reported within the time periods specified in the Securities and Exchange Commission's rules and forms.

(a) (ii) The registrant's principal executive officer and principal financial officer have concluded, to the best of their knowledge and belief, that there were no significant changes in the registrant's internal controls or in other factors that could significantly affect those controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies or material weaknesses.

(a) (iii) Certifications:

Exhibit 77Q3-1

                       CERTIFICATIONS

I, Roger Engemann, certify that:

1. I have reviewed this report on Form N-SAR of Phoenix-
Engemann Funds;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Rule 30a-2(c) under the Investment Company Act of 1940) for the registrant and have:

a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this report (the
"Evaluation Date"); and

c) presented in this report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize, and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

6. The registrant's other certifying officers and I have indicated in this report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: May 29, 2003

/s/ Roger Engemann
President

Exhibit 77Q3-2

                        CERTIFICATIONS



I, Malcolm Axon, certify that:

1. I have reviewed this report on Form N-SAR of Phoenix-
Engemann Funds;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Rule 30a-2(c) under the Investment Company Act of 1940) for the registrant and have:

a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this report (the
"Evaluation Date"); and

c) presented in this report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize, and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

6. The registrant's other certifying officers and I have indicated in this report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: 5/29/03

/s/Malcolm Axon
Chief Financial Officer


Because the electronic format for filing Form NSAR does not provide adequate space for responding to Items 72DD1, 72DD2, 73A1, 73A2, 74U1, 74U2, 74V1, and 74V2 correctly, the correct answers are as follows:

72DD1/72DD2-Series 1-
Class A $0, Class B $0, Class C $0.

73A1/73A2-Series 1-
Class A $0, Class B $0, Class C $0.

74U1/74U2- Series 1
Class A 13699, Class B 1598, Class C 1299

74V1/74V2- Series 1
Class A $10.74, Class B $9.64, Class C $9.64


72DD1/72DD2-Series 2-
Class A $964; Class B $106; Class C $53

73A1/73A2-Series 2-
Class A $0.35; Class B $0.15; Class C $0.14

74U1/74U2-Series 2-
Class A 2709; Class B 704; Class C 390

74V1/74V2-Series 2-
Class A $22.81; Class B $22.39; Class C $22.46


72DD1/72DD2-Series 5-
Class A $0, Class B $0, Class C $0.

73A1/73A2-Series 5-
Class A $0, Class B $0, Class C $0.

74U1/74U2-Series 5-
Class A 5664; Class B 1651; Class C 917

74V1/74V2-Series 5-
Class A $13.17; Class B $12.02; Class C $12.02


72DD1/72DD2-Series 7-
Class A $0, Class B $0, Class C $0.

73A1/73A2-Series 7-
Class A $0, Class B $0, Class C $0.

74U1/74U2-Series 7-
Class 8486; Class B 3990; Class C 1747

74V1/74V2-Series 7-
Class A $18.47; Class B $17.60; Class C $17.59